Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO §906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K of Alon USA Partners, LP, a Delaware limited partnership (the “Partnership”), for the period ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Alon USA Partners GP, LLC, the general partner of the Partnership certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

Date:	March 13, 2015	By:	/s/ Paul Eisman
Paul Eisman
President, Chief Executive Officer and Director of Alon USA Partners GP, LLC
(the general partner of Alon USA Partners, LP)

Date:	March 13, 2015	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer of Alon USA Partners GP, LLC
(the general partner of Alon USA Partners, LP)